UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2025

Owens & Minor, Inc.

(Exact name of Registrant as specified in charter)

Virginia	001-09810	54-1701843
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

10900 Nuckols Road, Suite 400
Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip code)

Post Office Box 27626, Richmond, Virginia	23261-7626
(Mailing address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 723-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2 par value per share	OMI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On December 31, 2025 (the “Closing Date”), Owens & Minor, Inc., a Virginia corporation (the “Company”), completed its previously announced sale of its P&HS business (as defined below) pursuant to the Equity Purchase Agreement (the “Purchase Agreement”), by and among the Company, Dominion Healthcare Acquisition Corporation, a Delaware corporation (the “Purchaser”), and Dominion Healthcare Holdings, L.P., a Delaware limited partnership (“Purchaser Parent”).

Item 1.01. Entry into a Material Definitive Agreement.

On the Closing Date, O&M Funding LLC (“O&M Funding”), as Seller, and Byram Healthcare Centers, Inc. (“Byram”), as initial Servicer, each a wholly-owned subsidiary of the Company, entered into an Amended & Restated Receivables Purchase Agreement (the “Amended & Restated Receivables Purchase Agreement”) with persons from time to time party thereto, as Purchasers, PNC Bank, National Association (“PNC”), as Administrative Agent, and PNC Capital Markets LLC, as Structuring Agent, pursuant to which accounts receivable with an aggregate outstanding amount not to exceed $150 million are sold, on a limited-recourse basis, to the Purchasers in exchange for cash (the “Receivables Sale Program”). The Receivables Sale Program amends and restates in its entirety, the Receivables Purchase Agreement, dated as of October 18, 2024. Pursuant to the Receivables Sale Program, (i) Byram, as initial Servicer, O&M Funding, as Buyer, and the various entities party thereto as originators (the “Originators”) entered into the Second Amended and Restated Purchase and Sale Agreement, dated as of the Closing Date (the “Purchase and Sale Agreement”) and (ii) the Company, as performance guarantor (the “Performance Guarantor”) will enter into the Second Amended and Restated Performance Guaranty in favor of PNC (the “Performance Guaranty”).

The Company will account for transactions under the Receivables Sale Program as sales in accordance with ASC 860, Transfers and Servicing, with the sold receivables removed from our consolidated balance sheets. Under the Receivables Sale Program, the Company provides certain servicing and collection actions on behalf of the Purchaser; however, the Company does not maintain any beneficial interest in the accounts receivable sold. The Receivables Sale Program has a Scheduled Termination Date of October 18, 2027.

The Receivables Sale Program contains certain customary representations and warranties and affirmative and negative covenants, including as to the eligibility of the receivables being sold by the Originators and securing the loans made by the Lenders, as well as customary reserve requirements, Receivables Sale Program termination events, Originator termination events and servicer defaults. The Receivables Sale Program termination events permit the Lenders to terminate the Receivables Sale Program upon the occurrence of certain specified events, including failure by O&M Funding to pay amounts when due, certain defaults on indebtedness under the Company’s credit facility, certain judgments, a change of control, certain events negatively affecting the overall credit quality of transferred receivables and bankruptcy and insolvency events.

The Performance Guarantor has provided to PNC a customary Performance Guaranty pursuant to which the Performance Guarantor has agreed to guaranty the performance by the Originators of their obligations under the Amended & Restated Receivables Purchase Agreement. As is customary for such parent undertakings, the Performance Guarantor is not guarantying the collection of any of the Receivables and the Performance Guarantor will not be responsible for any obligations to the extent the failure to perform such obligations by any Originator results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related account debtor.

The proceeds from the sale of receivables pursuant to the Receivables Sale Program may be used for general corporate purposes.

The foregoing description of the Receivables Sale Program does not purport to be complete and is qualified in its entirety by reference to the Amended & Restated Receivables Purchase Agreement, the Purchase and Sale Agreement and the Performance Guaranty, copies of which are attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

PNC Bank, National Association and PNC Capital Markets LLC have various relationships with the Company and its subsidiaries involving the provision of financial services, including investment banking, commercial banking, advisory, cash management, custody and trust services, for which they have received customary fees, and may do so again in the future.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Completion of P&HS Sale

On the Closing Date, pursuant to the terms of the Purchase Agreement, the Transactions (as defined below) were consummated, as a result of which the Company’s P&HS business was sold to the Purchaser and Purchaser Parent.

Pursuant to the Purchase Agreement, upon the terms and subject to the conditions thereof, the Company (i) sold and transferred to Purchaser all of the Company’s right, title and interest in and to all of the issued and outstanding limited liability company interests (other than the Rollover Company Securities (as defined in the Purchase Agreement)) in O&M PHS, LLC, a Virginia limited liability company and a wholly owned subsidiary of the Company (which, after giving effect to the completion of certain reorganization transactions, comprises the “Products & Healthcare Services” or “P&HS” business of the Company), for an aggregate of $375 million in cash, subject to certain adjustments for cash, indebtedness, net working capital and transaction expenses (the “Sale”) and (ii) contributed, assigned, transferred and delivered to Purchaser Parent, the Rollover Company Securities in exchange for the Rollover Units (as defined in the Purchase Agreement) in Purchaser Parent (the “Rollover,” and together with the Sale and the other transactions contemplated by the Purchase Agreement, collectively, the “Transactions”).

The Company will continue to provide certain transition services to the Purchaser and/or its affiliates pursuant to a certain customary transition services agreement.

The material terms of the Purchase Agreement, including the consideration to be received at the completion of the Transactions, were previously reported in Item 1.01 of the Current Report on Form 8-K filed on October 7, 2025, with the U.S. Securities and Exchange Commission.

Partial Release of Credit Facilities

Following completion of the Transactions, certain entities have ceased to be subsidiaries of the Company and were released from their obligations under (i) that certain Term Loan Credit Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), dated as of March 29, 2022, by and among, inter alios, the Company, the other borrowers party therein, the guarantors party therein and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and (ii) Credit Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), dated as of March 10, 2021, by and among, inter alios, the Company, the other borrowers party therein, the guarantors party therein and Bank of America, N.A., as administrative agent and collateral agent.

Release of Guarantors under Indentures

Following completion of the Transactions, certain entities have ceased to be subsidiaries of the Company and were released from their obligations under (i) the Indenture, dated as of March 10, 2021, among the Company., the guarantors named therein and Regions Bank, as Trustee and (ii) the Indenture dated as of March 29, 2022 by and among the Company, the guarantors named therein and Regions Bank, as Trustee.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On the Closing Date, the Company entered into the Amended & Restated Receivables Purchase Agreement, the Purchase and Sale Agreement and the Performance Guaranty as described in Item 1.01 above. The description of such agreements set forth in Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Andrew G. Long

On the Closing Date, in connection with the Transactions, Andrew G. Long, Executive Vice President, Chief Executive Officer, Products & Healthcare Services, ceased to be an executive officer of the Company.

Departure of Michael W. Lowry

On the Closing Date, in connection with the Transactions, Michael W. Lowry, Senior Vice President, Corporate Controller & Chief Accounting Officer, ceased to be the principal accounting officer of the Company.

Effective as of the Closing Date, Jonathan A. Leon, Executive Vice President & Chief Financial Officer, will perform the role of principal accounting officer of the Company. Biographical information regarding Mr. Leon is set forth in the Company’s annual report on Form 10-K, filed with the U.S. Securities and Exchange Commission on February 28, 2025, and such information is incorporated by reference herein. Mr. Leon’s compensation and the terms of his employment with the Company remain unchanged. Mr. Leon is not a party to any transaction, and there is no currently proposed transaction with Mr. Leon, that is required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Leon and any of the Company’s directors or executive officers. Mr. Leon is not a party to any arrangement or understanding regarding his selection as an officer.

Amendment to Executive Deferred Compensation and Retirement Plan

On the Closing Date, the board of directors of the Company approved an amendment (the “Amendment”) to the Owens & Minor, Inc. Executive Deferred Compensation and Retirement Plan (the “EDCRP”) to irrevocably terminate the participation of O&M PHS, LLC and its participating subsidiaries’ in the EDCRP and authorize the distribution of amounts credited to participating business employees’ accounts under the EDCRP, in each case, effective as of the closing of the Transactions. The EDCRP will otherwise remain outstanding, but will be frozen with respect to participation and contributions for all other participants, effective as of January 1, 2026, as previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2025.

As a result of the Amendment, Andrew G. Long, the Executive Vice President, Chief Executive Officer, Products & Healthcare Services, who is a named executive officer of the Company, ceased to participate in the EDCRP effective as of the closing of the Transactions. The Amendment provides for the distribution of all amounts credited to Mr. Long’s deferred compensation accounts in accordance with the EDCRP within the 12-month period following the Transactions.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by the Amendment, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ending December 31, 2025.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 24, 2025, the Company filed articles of amendment to its certificate of incorporation (the “Articles of Amendment”) and amended its bylaws (the “Second Amended and Restated Bylaws”) to change the corporate name set forth therein from “Owens & Minor, Inc.” to “Accendra Health, Inc.” The Articles of Amendment and Second Amended and Restated Bylaws will become effective at 11:59 p.m. Eastern Time on December 31, 2025.

The Company expects that trading on the New York Stock Exchange under the name Accendra Health, Inc. and the ticker symbol “ACH” will begin on January 2, 2026.

The description of the Articles of Amendment and the Second Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full texts of the Articles of Amendment and the Second Amended and Restated Bylaws, which are attached as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On the Closing Date, the Company issued a press release with respect to the closing of the Transactions. The Company is furnishing the press release attached hereto as Exhibit 99.1 pursuant to Item 7.01 of Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed financial information of the Company giving effect to the Transactions will be filed by an amendment to this Form 8-K within four business days following the Closing Date.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Exhibit Title or Description

2.1	Equity Purchase Agreement, dated as of October 7, 2025, by and among the Company, Purchaser and Purchaser Parent (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed with the SEC on October 7, 2025).*

3.1	Articles of Amendment of Owens & Minor, Inc.

3.2	Second Amended and Restated Bylaws of Accendra Health, Inc.

10.1	Amended & Restated Receivables Purchase Agreement, dated as of December 31, 2025, by and O&M Funding, as Seller, Byram, as initial Servicer the purchasers party thereto, PNC Bank, National Association, as Administrative Agent and PNC Capital Markets LLC, as Structuring Agent.*

10.2	Second Amended and Restated Purchase and Sale Agreement, dated December 31, 2025, by and among Byram, O&M Funding, as Buyer, and the various entities party thereto as Originators.*

10.3	Second Amended and Restated Performance Guaranty, dated as of December 31, 2025, by Owens & Minor, Inc. in favor of PNC Bank, National Association.

99.1	Press Release of the Company, dated as of December 31, 2025 (furnished pursuant to Item 7.01).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: December 31, 2025	By:	/s/ Heath H. Galloway
		Name:	Heath H. Galloway
		Title:	Executive Vice President, General Counsel & Corporate Secretary